                                                                      EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION



        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), effective as of the 27th day of May, 1999, by and among World Access, Inc., a Delaware corporation ("WAXS"), WA Telcom Products Co., Inc., a Delaware corporation and wholly-owned subsidiary of WAXS ("Buyer"), Comm/Net Holding Corporation, a Texas corporation ("Comm/Net Holding"), Enhanced Communications Corporation, a Texas corporation ("Encom"), Long Distance Exchange Corporation, a Texas corporation ("LDEC"), Comm/Net Services Corporation, a Texas corporation ("Comm/Net Services" and collectively with Comm/Net Holding, Encom and LDEC, the "Companies"), Gregory A. Somers, Kelli J. Somers, R. Scott Birdwell, Teleplus Telecommunications, Inc., an Iowa corporation ("Teleplus"), Jeff Becker, Michael Billingsly and Chris Johns (each, a "Shareholder" and collectively, the "Shareholders"), and Denny D. Somers ("D. Somers").


                              W I T N E S S E T H:


        WHEREAS, the Companies are in the business of providing a variety of telecommunications services (the "Business");

        WHEREAS, the Shareholders own all of the issued and outstanding capital stock of Comm/Net Holding;

        WHEREAS, Encom, LDEC and Comm/Net Services are wholly-owned, directly or indirectly, by Comm/Net Holding;

        WHEREAS, the Companies desire to transfer substantially all of their assets to Buyer solely in exchange for voting convertible preferred stock of WAXS and the assumption by Buyer of certain of the liabilities of the Companies, as more specifically provided herein;

        WHEREAS, WAXS desires that Buyer acquire the Business and substantially all of the assets of the Companies on the terms and conditions set forth herein;

        WHEREAS, in order to facilitate the transactions contemplated by this Agreement, each of Encom, LDEC and Comm/Net Services shall be liquidated immediately prior to the Closing (as defined in Section 1.5) so that, upon such liquidation, Comm/Net Holding will directly hold all of the assets and liabilities comprising the Companies; and


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        WHEREAS, the parties expressly intend that the transactions contemplated by this Agreement shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly, as an integral part of such reorganization, Comm/Net Holding shall promptly after the Closing distribute the voting convertible preferred stock of WAXS (and any remaining assets other than those retained to pay liabilities) to the Shareholders in complete liquidation of Comm/Net Holding and dissolve;

        NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:


                                   ARTICLE I

                                  THE EXCHANGE

        1.1 Transfer of the Assets. Subject to the terms and conditions set forth in this Agreement, on and as of the Closing Date, Comm/Net Holding agrees to convey, assign, and transfer to Buyer, and Buyer agrees to acquire, accept and take from Comm/Net Holding all of the assets, properties and rights of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise relating to or utilized by the Companies, directly or indirectly, in whole or in part, in existence on the date hereof and any additions thereto on or before the Closing Date, whether or not carried on the books and records of the Companies and wherever located, including, without limitation, the assets, properties and rights set forth on SCHEDULE 1.1(A) (the "Assets"), except for those assets, properties and rights set forth on SCHEDULE 1.1(B) (the "Excluded Assets").

        1.2 Exchange Consideration. Subject to the terms and conditions set forth in this Agreement, and in exchange for the transfer of the Assets to Buyer as described in Section 1.1, on and as of the Closing Date, WAXS shall cause Buyer to deliver to Comm/Net Holding a certificate or certificates representing 23,174 shares of WAXS's 4.25% Cumulative Junior Convertible Preferred Stock, Series B (the "Preferred Shares"), having such powers, preferences, rights, qualifications, limitations and restrictions as set forth in the Certificate of Designation therefor attached hereto as EXHIBIT A.

        1.3 Manner of Effecting Exchange. The conveyance, transfer, assignment and delivery of the Assets by Comm/Net Holding to Buyer shall be effected by such deeds, bills of sale, endorsements, assignments, transfers and other instruments of transfer and conveyance in such form, including, without limitation, warranties of title, as Buyer or Buyer's attorney shall reasonably request (the "Conveyance Documents").


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        1.4   Liabilities. It is understood and agreed that Buyer shall not assume or become liable for the payment of any debts, liabilities, losses, accounts payable, bank indebtedness, mortgages, or other obligations of the Companies, whether the same are known or unknown, now existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidated or disputed, except as expressly set forth on SCHEDULE 1.4 hereto (the "Assumed Liabilities"). Effective upon the Closing, Buyer shall, by written instrument in form and substance reasonably satisfactory to Comm/Net Holding, assume and agree to pay, perform and discharge, and to indemnify Comm/Net Holding against and hold it harmless from all obligations and liabilities of Comm/Net Holding relating to the Assumed Liabilities. WAXS shall not assume or become liable for the payment of any debts, liabilities, losses, accounts payable, bank indebtedness, mortgages or other obligations of the Companies including, without limitation, the Assumed Liabilities; provided however, that, effective upon the Closing and subject to any and all defenses and rights of offset against claims or actions by the Shareholders, D. Somers or Comm/Net Holding which Buyer would have if such claims or actions were made or brought against Buyer, WAXS shall, by written instrument in form and substance reasonably satisfactory to Comm/Net Holding, guarantee the obligations of Buyer set forth in this Section 1.4.

        1.5 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the transfer of the Assets (the "Closing") shall take place at 9:00 a.m. on June 30, 1999 in the offices of Long Aldridge & Norman LLP, Suite 5300, 303 Peachtree Street, Atlanta, Georgia, or on such other date at such other time and place as the parties shall agree in writing (the "Closing Date").

        1.6 Deliveries at Closing. Subject to satisfaction or waiver of the conditions set forth herein, the parties shall take the following actions at the Closing:

              (a) Comm/Net Holding and the Shareholders shall deliver, or cause to be delivered, (i) the Registration Rights Agreement substantially in the form of EXHIBIT B hereto; (ii) the Conveyance Documents; (iii) the certificate more fully described in Section 8.1 hereof; (iv) a certificate, executed by a duly authorized officer of Comm/Net Holding and dated the Closing Date, to the effect that the 1998 Audited Financial Statements (as defined in Section 5.10) have been prepared in accordance with GAAP, are true, correct and complete in all material respects and present fairly the financial position of Encom, LDEC and Comm/Net Services as of December 31, 1998, and the related results of their operations for the periods then ended; (v) the opinion more fully described in Section 8.6 hereof; and (vi) any other documents or agreements contemplated hereunder.

              (b) The Shareholders and D. Somers shall deliver (i) the non-competition agreements substantially in the form of EXHIBIT C hereto; and
(ii) any other documents or agreements contemplated hereunder.


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              (c)   Buyer and WAXS shall deliver, or cause to be delivered, (i)
the Registration Rights Agreement substantially in the form of EXHIBIT B; (ii) the certificate more fully described in Section 7.1; and (iii) any other documents or agreements contemplated hereunder.


                                   ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER AND D. SOMERS

        Each Shareholder and D. Somers jointly and severally represent and warrant to Buyer and WAXS as follows:

        2.1 Organization. Teleplus is a corporation, duly organized, validly existing and in good standing under the laws of the State of Iowa and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state or other jurisdiction (within or outside of the United States of America (the "US")) in which its conduct of business or ownership of property requires it to be so qualified.

        2.2 Capitalization of Teleplus. D. Somers and Gregory A. Somers own all of the issued and outstanding capital stock of Teleplus. All of the issued and outstanding shares of capital stock of Teleplus are validly issued, fully paid and non-assessable. There is not outstanding, nor is Teleplus bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring Teleplus to issue or entitling any person or entity to acquire any additional share of capital stock or any other equity security of Teleplus. Teleplus is not obligated to issue or transfer any shares of its capital stock for any purpose.

        2.3 Power and Authority. The Shareholders and D. Somers have the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of the Shareholders and D. Somers. This Agreement has been duly and validly executed and delivered by the Shareholders and D. Somers and constitutes their legal, valid and binding obligation, enforceable in accordance with its terms. The execution and delivery of this Agreement by the Shareholders and D. Somers, the consummation of the transactions contemplated herein by the Shareholders and D. Somers, and the performance of the covenants and agreements of the Shareholders and D. Somers will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of any Shareholder; (ii) violate, conflict with or result in


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a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which any Shareholder or D. Somers is a party or by which any Shareholder or D. Somers or any of its or their properties may be bound; or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which any Shareholder or D. Somers is a party or by which any Shareholder or D. Somers or its or their properties may be bound.

        2.4   Securities Law Representations of the Shareholders.

              (a) The Preferred Shares to be received by the Shareholders upon consummation of the transactions contemplated hereby are being acquired for the Shareholders' own account; not as a nominee or agent, and not with a view to the direct or indirect sale or distribution of any part thereof and the Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with the Securities Act of 1933, as amended (the "Securities Act").

              (b) The Shareholders understand and acknowledge that (i) the Preferred Shares (X) have not been registered under the Securities Act or any state securities laws, (Y) are being sold in reliance upon an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws, and (Z) must be held by the Shareholders indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom, and (ii) there is not currently a trading market for the Preferred Shares and there can be no assurances that the Preferred Shares will be listed on any exchange or quoted on any quotation system.

              (c) The Shareholders, together with their advisors, have knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and are capable of evaluating the merits and risks of such investment and protecting their interests in connection with the acquisition of the Preferred Shares. The Shareholders understand that the acquisition of the Preferred Shares is a speculative investment and involves substantial risks and that each Shareholder could lose its entire investment in the Preferred Shares. To the extent deemed necessary by a Shareholder, such Shareholder has retained, at its own expense, and has relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Preferred Shares. Each Shareholder has the ability to bear the economic risk of investment in WAXS, including a complete loss of investment, and such Shareholder has no need for liquidity in such investment.


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                                  ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER, D. SOMERS
                   AND THE COMPANIES REGARDING THE COMPANIES

        The Shareholders, D. Somers and the Companies hereby, jointly and severally, represent and warrant to Buyer as set forth below. For purposes of the following representations and warranties, the term the "Company" shall refer to Comm/Net Holding, Encom, LDEC and/or Comm/Net Services, and any Subsidiary (as defined below) of Comm/Net Holding, Encom, LDEC and/or Comm/Net Services.

        3.1   Organization and Authorization.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in the states or other jurisdictions (within or outside of the US) set forth on SCHEDULE 3.1(A). The Company is duly qualified and in good standing in every state of the US and in such other jurisdictions (within or outside of the US) in which the conduct of the Business or the ownership of the Company's properties and assets requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the Company.

              (b) SCHEDULE 3.1(B) sets forth (i) every entity in which the Company owns, or will own prior to the Closing, fifty percent (50%) or more of the outstanding equity, directly or indirectly (each a "Subsidiary" and collectively, the "Subsidiaries"), and (ii) the equity interest in such entity that is owned by the Company. Except as noted on SCHEDULE 3.1(B), all outstanding shares of capital stock of the Subsidiaries (the "Subsidiary Shares") are owned by the Company, directly or indirectly, free and clear of all liens, restrictions, claims, equities, charges, options, rights of first refusal or encumbrances, with no defects of title whatsoever. The Company has full power, right and authority to vote all of the outstanding shares of capital stock of each Subsidiary. The Company is not a party to or bound by any agreement affecting or relating to its right to transfer or vote the outstanding shares of capital stock of any Subsidiary.

              (c) The copies of the charter documents and bylaws of the Company that have been previously delivered to Buyer are the complete, true and correct charter documents and bylaws of the Company in effect as of the date hereof. The minutes of directors' and shareholders' meetings and the stock books of the Company that have previously been delivered to Buyer are the complete, true and correct records of directors' and shareholders' meetings and stock issuances through and including the date hereof and reflect all


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transactions and other matters required to be reflected in such records, as well as such other matters customarily contained in records of such type.

              (d) The current officers and directors of the Company are listed on SCHEDULE 3.1(D).

              (e) The Company has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the Company's legal, valid and binding obligation, enforceable in accordance with its terms.

        3.2 Authorized and Outstanding Stock. The authorized capital stock of the Company, the number of issued and outstanding shares thereof and the record holders of such issued and outstanding shares of the Company's capital stock are set forth in SCHEDULE 3.2. All of such issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable.

        3.3 Absence of Other Claims. There is not outstanding, nor is the Company bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring the Company to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of the Company, including any right of conversion or exchange under any outstanding security or other instrument, and the Company is not obligated to issue or transfer any shares of its capital stock for any purpose. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.

        3.4 Financial Statements. SCHEDULE 3.4 contains (i) the unaudited balance sheet of each of Encom, LDEC and Comm/Net Services as of December 31, 1996, and the related unaudited statements of income, retained earnings, and cash flows for the year then ended, and the related notes thereto; (ii) the audited balance sheet of each of Encom, LDEC and Comm/Net Services as of December 31, 1997, and the related audited statements of income, retained earnings, and cash flows for the year then ended, and the related notes thereto; (iii) the unaudited balance sheet of each of Encom, LDEC and Comm/Net Services as of December 31,1998, and the related unaudited statements of income, retained earnings, and cash flows for the year then ended, and the related notes thereto; and (iv) the unaudited balance sheet of each of Encom, LDEC, Comm/Net Services and Comm/Net Holding as of April 30, 1999, and the related unaudited profit and loss statements for the four-month period then ended, and the related notes thereto (the "Interim Financial Statements") (collectively, the "Financial Statements"). The Financial Statements are true, correct and complete in all


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material respects and present fairly the financial position of Encom, LDEC,
Comm/Net Services and Comm/Net Holding, as the case may be, as of the dates thereof, and the related results of their operations for the periods then ended. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") on a basis consistent with prior periods subject, in the case of the Interim Financial Statements, to normal and recurring year-end audit adjustments, which adjustments will not, individually or in the aggregate, be material in amount. All adjustments (including, without limitation, all adjustments related to billing services provided on behalf of the Company), consisting of normal, recurring accruals necessary for a fair presentation, have been made in the Financial Statements.

        3.5 No Undisclosed Liabilities. Except as and to the extent reflected and adequately reserved against in the Financial Statements or as shown on
SCHEDULE 3.5, as of December 31, 1998, the Company had no material liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise. Since December 31, 1998, the Company has not incurred any liability or obligation whatsoever, except for (i) liabilities and obligations incurred in the ordinary course of business consistent with past practice which do not in any event exceed $50,000 in the aggregate or (ii) as reflected on SCHEDULE 3.5 (which Schedule shall describe the character and amount of such liability and obligation).

        3.6 No Violation of Law. The Company is not, has not been and will not be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state, federal or international law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or the Business or its advertising, sales or pricing practices (including, without limitation, any antitrust laws and regulations), nor will the Company hereafter suffer or incur any loss, liability, penalty or expense (including, without limitation, attorneys' fees) by virtue of any such violation.

        3.7   Property.

              (a) SCHEDULE 3.7(A) sets forth a complete and accurate list and description of all the real and personal property that the Company owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease, and with respect to personal property the net book value of which, as properly reflected in the books and records of the Company, on an individual item-by-item basis, exceeds $25,000. The Company has made available to Buyer true, correct, and complete copies of, with respect to each parcel of real property listed or described in SCHEDULE 3.7 (A), the deed evidencing the Company's ownership of such property, each mortgage or other encumbrance thereon reflected in a written instrument, each instrument (if any) evidencing a grant by or to the Company of an option to purchase or lease such property, each lease and leasehold


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mortgage (if any) with respect to such property, and any title policies or commitments and surveys with respect to such property.

              (b) Subject to Section 3.7(c) hereof, the Company (i) has good and marketable fee simple title to all of its real property and has good and valid title to all the personal and mixed, tangible and intangible properties and assets which it purports to own, including all the real and personal properties and assets reflected, but not shown as leased or encumbered, in the Financial Statements (except for inventory and assets sold in the ordinary course of business consistent with past practice and supplies consumed in the ordinary course of business consistent with past practice); and (ii) except for Permitted Liens (as defined hereafter), owns such real and personal property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements. "Permitted Liens" shall mean (x) the security interests, easements or other encumbrances described in SCHEDULE 3.7(B)(1); and
(y) liens for Taxes not yet due and payable. All properties and assets of the Company are in the possession or control of the Company. SCHEDULE 3.7(B)(2) sets forth a general description and the location of any personal property (including all improvements on any real property owned by the Company) and leasehold improvements which are not located on the premises of the principal business operations of the Company.

              (c)   Except for Permitted Liens and other matters set forth in
SCHEDULE 3.7(C), no real property owned or leased by the Company is subject to
(i) any governmental decree or order (or threatened or proposed order known to the Company) to be sold or taken by public authority; or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever.

              (d) The plants, structures and equipment owned or leased by the Company are structurally sound with no known material defects, are in good and safe operating condition and repair and are adequate for the uses to which they are being put.

              (e) The rights, properties and other assets presently owned, leased or licensed by the Company and described in SCHEDULE 3.7(A) include all rights, properties and other assets necessary to permit the Company to conduct its business in the same manner as its business has been conducted in prior periods, without any need for replacement, refurbishment or extraordinary repair.

              (f) All of the inventory is merchantable and of a quality and quantity usable and saleable in the ordinary and usual course of the business of the Company, and the quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable, adequate and appropriate in the present


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circumstances of the Company. All of the inventory included on the Financial
Statements are valued for the purposes thereof at the lower of cost or market.

        3.8 Leases. SCHEDULE 3.8 contains a complete and accurate list of all leases (including any capital leases) and lease-purchase arrangements pursuant to which the Company leases real or personal property from others.
SCHEDULE 3.8 specifies which of such leases, if any, are capital leases. All leases that are required to be capitalized by GAAP have been so accounted for in the Financial Statements. The Company has provided to Buyer a true, correct, and complete copy of each of the items listed on SCHEDULE 3.8.

        3.9 Indebtedness. SCHEDULE 3.9 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of the Company, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Company. The Company has provided to Buyer a true, correct, and complete copy of each of the items listed on SCHEDULE 3.9.

        3.10  Intellectual Property.

              (a) Generally. SCHEDULE 3.10(A) sets forth a complete and accurate list and description of (i) all patents, trademarks, service marks, trademark and service mark registrations, trademark and service mark registration applications, label filings, copyrights, inventions, patents and patent applications owned or used by the Company and all agreements with respect thereto, and the jurisdiction (within or outside of the US) in or by which such trademarks, service marks, trademark and service mark registrations, trademark and service mark registration applications, label filings, copyrights, patents and patent applications have been registered, filed or issued; (ii) all trade names owned or used by the Company, and, in the case of each trade name owned by the Company, the jurisdiction (within or outside of the US) in which such trade name has been registered or filed; and (iii) all contracts, agreements or understandings pursuant to which the Company has authorized any person to use or any person has the right to use, in any business or commercial activity, any of the items listed in clauses (i) and
(ii) above that are owned or used by the Company. The Company has not heretofore infringed upon, and it is not now infringing upon, any patent, service mark, trade name, trademark, copyright, trade secret, or other intellectual property belonging to any other person. The Company does not know of any person infringing upon any of the Company's patents, service marks, trademarks, copyrights, trade secrets, or other intellectual property. The Company has provided to Buyer true, correct and complete copies of each trademark and service mark registration or application therefor, patent or patent application or other item listed in SCHEDULE 3.10(A) and each assignment or license with respect to any thereof.


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              (b)   Computer Software and Databases. SCHEDULE 3.10(B)
accurately identifies, and describes the functions of, all computer software and databases owned, licensed, leased, internally developed or otherwise used in connection with the Business. The Company has, and upon consummation of the transactions contemplated by this Agreement, Buyer will have, all computer software and databases that are necessary to conduct the Business as presently conducted by the Company and all documentation relating to all such computer software and databases. The computer software and databases perform in accordance with the documentation related thereto or used in connection therewith and are free of defects in programming and operation. SCHEDULE 3.10(B) identifies each person to whom the Company, in the last two (2) years, has sold, licensed, leased or otherwise transferred or granted any interest or rights to any of the computer software and databases and the date of each such sale, license, lease or other transfer or grant. The Company has previously delivered to Buyer complete and accurate copies of all documents relating to each such sale, license, lease or other transfer or grant. Except as set forth in SCHEDULE 3.10(B), to the best of the Company's knowledge (after reasonable inquiry), all computer hardware and software (including all computer hardware and software contained in imbedded systems) used in the Business or included in products previously or currently manufactured by the Company (whether such hardware and software is owned by the Company or is licensed from third parties) (collectively, the "Technology Systems") is designed to be used prior to, during and after the calendar year 2000 and such hardware and software will continue to operate during each such time period to accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations ("Year 2000 Compliance"). To the best of the Company's knowledge (after reasonable inquiry), the occurrence of the calendar year 2000 will not adversely affect the Technology Systems of the Company or of third parties using products manufactured, or services provided, by the Company. To the best of the Company's knowledge (after reasonable inquiry), no expenditures in excess of currently budgeted items is necessary to cause Technology Systems to operate properly prior to, during and after the calendar year 2000. The Company has taken reasonable steps to determine whether the failure of any third parties with which the Company has a material relationship to achieve Year 2000 Compliance could have a material adverse effect on the Company. To the best of the Company's knowledge (after reasonable inquiry), all computer hardware and software embedded in products manufactured, or services provided, by the Company, when used in combination with, or interfacing with computer hardware and software of any other person, shall accurately accept, release and exchange date data, and shall continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or function ability of such person's computer hardware or software.

        3.11 Litigation. Schedule 3.11 sets forth all litigation, claims, suits, actions, investigations, indictments or informations, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) pending, or to the knowledge of the Shareholders or the Company, threatened, before any court, commission, arbitration tribunal,


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or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, or any other forum for the resolution of grievances, against the Company or involving any of the Assets or the Business, and (ii) indicates which of such matters are being defended by an insurance carrier, and which of the matters being so defended are being defended under a reservation of rights. Further, except as set forth in SCHEDULE 3.11, there are no judgments, orders, writs, injunctions, decrees, indictments or informations, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to the Company or involving any of the Assets or the Business. The Company has provided to Buyer true, correct, and complete copies of pleadings, briefs and other documents filed in each pending litigation, claim, suit, action, investigation, indictment or information, proceeding, arbitration, grievance or other procedure listed in SCHEDULE 3.11, and the judgements and informations, grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards listed in said Schedule.

        3.12 Salaried Employees. SCHEDULE 3.12 sets forth the names, titles and current compensation (broken down by category, e.g., salary, bonus, commission) of all employees of the Company, together with the date and amount of the last increase in compensation for each such person.

        3.13 Employee Benefit Plans. Except as described on SCHEDULE 3.13, the Company does not now have, maintain or contribute (and has not previously had, maintained or contributed to) any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other type of retirement, deferred compensation, insurance, bonus, medical, stock option or other plan to benefit any employees or former employees of the Company (collectively, "Employee Benefit Plans"). The Company warrants and represents that neither it nor any member of its controlled group of corporations (as defined in Code Section 414) contributes or has contributed to a pension plan (as defined in Section 3(2) of ERISA) or a multiemployer plan (as defined in Section 3(37) of ERISA) which is subject to Title IV of ERISA. The Company warrants and represents that the Employee Benefit Plans have been maintained in material compliance with all applicable laws and regulations (including ERISA and the Code). The Company has received no notice that any of the Assets are currently subject to a lien or other process under Title IV of ERISA and knows of no threatened or pending action related to the Employee Benefit Plans by an employee or former employee, a plan participant, the Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation.

        3.14 Collective Bargaining. Except as set forth on SCHEDULE 3.14, there are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, with any union or labor organization covering any of the Company's employees and none of said employees are represented by any union or labor organization. The Company has made available to Buyer a true, correct, and complete copy of each agreement listed on SCHEDULE 3.14.

        3.15 Labor Disputes. The Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. The Company is not and has not been engaged in any unfair labor practice, and no unfair labor practice complaint against the Company is pending before the National Labor Relations Board. Neither the Company nor the Shareholders know or have reason to know of any labor strike or other labor trouble actually pending, being threatened against, or affecting the Company. Relations between management and labor are amicable and there have not been, nor are there presently, any attempts to organize non-union employees, nor are there plans for any such attempts.

        3.16 Bank Accounts. SCHEDULE 3.16 sets forth a complete and accurate list of each bank or financial institution in which the Company has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

        3.17 Investments. Except for the Subsidiary Shares and as disclosed on SCHEDULE 3.17, the Company does not own any capital stock or other securities or have any other investment in any person or other entity.

        3.18  Tax Matters. Except as set forth on SCHEDULE 3.18:

              (a) The Company has timely filed all Tax Returns or extensions that it was required to file. All such Tax Returns were true, correct and complete in all material respects. Except for those Taxes which constitute Assumed Liabilities, all Taxes (including penalties and interest in respect thereof, if any) owed by the Company (whether or not shown on any Tax Return) have been or will be by the Closing Date timely paid. The Company is not the beneficiary of any extension of time within which to file any Tax Return. The Company has not been notified by any taxing authority in a jurisdiction where it did file any Tax Returns that it is or may be subject to Taxation by that jurisdiction. There are no security interests on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

              (b) All Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party for income, social security, payroll or other Taxes have been properly withheld and, if required prior to the Closing Date, have been deposited with the appropriate taxing authority.

              (c) The Company and the Shareholders do not expect any taxing authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed, threatened or raised by any authority in writing or (ii) as to which either the Company or any Shareholder has knowledge. SCHEDULE 3.18 lists with respect to the Company all currently pending Tax audits or other Tax examinations, all completed audits or Tax examinations for periods ending on or after December 31, 1994, and all jurisdictions in which the Company has filed Tax Returns for any period ending on or after December 31, 1994. The Company has delivered to Buyer correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for Taxable periods ended on or after December 31, 1994.

              (d) The Company has not waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (e) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the affiliated group the common parent of which is Comm/Net Holding that was created as of January 27, 1999), or (ii) has any liability for the Taxes of any individual, trust, corporation, partnership or any other entity under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Company has not agreed to, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

              (f) The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (exclusive of any reserve for deferred Taxes) set forth in the Financial Statements (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

              (g) For purposes of this Agreement, "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use transfer, registration, value added, alternative or add-on minimum, estimated, or other Tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        3.19 Environmental, Health and Safety Matters. No claims have been made by any governmental authority, and to the knowledge of the Company and the Shareholders, no such claim is anticipated, to the effect that the Company fails or may fail to comply with any applicable governmental, public utility, health, safety and environmental laws, regulations, orders, permits, licenses, approvals, ordinances and directives.

        3.20 Required Licenses and Permits. The Company has all licenses, tariffs, permits or other authorizations of governmental authorities necessary for the production and sale of its products and provision of its services and all other licenses, tariffs, permits or other authorizations of governmental authorities necessary for the conduct of the Business. A correct and complete list of all such licenses, tariffs, permits and other authorizations is set forth on Schedule 3.20. The Company has provided to Buyer true, correct, and complete copies of all written licenses, tariffs, permits and other authorizations listed on SCHEDULE 3.20.

        3.21 Insurance Policies. SCHEDULE 3.21 sets forth a complete and accurate list and description of all insurance policies in force naming the Company, or any employees thereof in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which the Company has paid or is obligated to pay all or part of the premiums. The Company has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and the Company is in compliance with all conditions contained therein. There have been no lapses (whether cured or not) in the coverage provided under the insurance policies, referenced herein and as set forth on SCHEDULE 3.21, during the term of such policies, as extended or renewed. The Company has provided to Buyer true, correct, and complete copies of each of the policies listed on SCHEDULE 3.21.

        3.22 Major Suppliers and Customers. SCHEDULE 3.22 sets forth a list of each supplier of goods or services to, and each customer of, the Company, to whom the Company paid or billed in the aggregate more than $100,000 during the 12-month period ended March 31, 1999, together, in each case, with the amount paid or billed during such period. The Company is not engaged in any dispute with any of such suppliers or customers. Neither the Company nor any Shareholder knows or has any reason to believe that the consummation of the transactions contemplated hereunder will have any adverse effect on the business relationship of the Company with any such supplier or customer.

        3.23 Contracts and Commitments. Except as set forth in SCHEDULES 3.8, 3.9, 3.13, 3.14, 3.21, and 3.23:

              (a) The Company does not have any agreement or contract that is material to its business, operations or prospects;

              (b) No contracts or commitments of the Company continue for a period of more than six (6) months from the date hereof or may require payments, in the aggregate, in excess of $10,000;

              (c) The Company does not have any outstanding contract, written or oral, with any officer, employee, agent, consultant, advisor, salesman, manufacturer's representative, distributor, dealer, subcontractor, or broker that is not cancelable by the Company, on notice of not longer than thirty (30) days and without liability, penalty or premium of any kind, except liabilities which arise as a matter of law upon termination of employment, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

              (d) The Company is not under any liability or obligation under any agreement pursuant to which third parties have been provided with products that can be returned to the Company or a Subsidiary in the event they are not sold and which could involve a liability of the Company of $10,000 or more in the aggregate;

              (e) The Company does not have (i) any outstanding loan or loan commitment (excluding credit extended in the ordinary course of business consistent with past practice to purchasers of inventory) to any person, or
(ii) any factoring, credit line or subordination agreement;

              (f) Except as noted on SCHEDULE 3.9 and except for negotiable instruments in the process of collection, the Company does not have any power of attorney outstanding or any contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor in respect of the contract or commitment of any other person, corporation, partnership, joint venture, association, organization or other entity;

              (g) There are no contracts or agreements with any director, officer or shareholder of the Company, or with any person related to any such person or with any company or other organization in which any director, officer, or shareholder of the Company, or anyone related to any such person, has a direct or indirect financial interest;

              (h) The Company is not subject to any contract or agreement containing covenants limiting the freedom of the Company to compete in any line of business in any geographic area or requiring the Company to share any profits;

              (i) To the knowledge of the Shareholders and the Company, the Company is not a party to or bound by any presently existing contract, agreement or other arrangement that has had or may in the future have a material adverse effect upon the business, earnings, prospects or financial condition of the Company;

              (j) There is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of the Company or requiring any payments or other distributions based on such profits, revenues, or cash flows; and

              (k) The Company has provided to Buyer true, correct and complete copies of each of the agreements listed on SCHEDULE 3.23.

        3.24 No Conflict. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated herein by the Company, and the performance of the covenants and agreements of the Company will not, with or without the giving of notice or the lapse of time, or both,
(i) violate or conflict with any of the provisions of any charter document or bylaw of the Company; or (ii) except as set forth in SCHEDULE 3.24, violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which the Company is a party or by which the Company or its properties may be bound; or (iii) violate any provision of law, statute, regulation, court order or ruling of any governmental authority, to which the Company is a party or by which it or its properties may be bound; or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any Asset.

        3.25 Agreements in Full Force and Effect. Except as expressly set forth in SCHEDULE 3.25, all contracts, agreements, plans, leases, policies, licenses, permits, tariffs, or other authorizations referred to, or required to be referred to, in any Schedule delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally. Neither the Shareholders nor the Company has any knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or to the knowledge of the Shareholders and the Company any other party thereto.

        3.26 Required Consents and Approvals. Except as set forth in SCHEDULE 3.26, no consent or approval is required by virtue of the execution hereof by the Company or the consummation of any of the transactions contemplated herein by the Company to avoid the violation or breach of, or the default under, or the creation of a lien on any Asset of the Company pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, permit, tariff, authorization or any other instrument to which the Company is a party or to which it or any of its property or any of its capital stock is subject.

        3.27  Absence of Certain Changes and Events. Except as set forth in
SCHEDULE 3.27, since December 31, 1998, the Company has conducted its business only in the ordinary course, and has not:

              (a) suffered any damage or destruction adversely affecting the Assets or the Business;

              (b) made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of such stock, or otherwise made any payment of cash or any transfer of other assets, to any shareholder or affiliate thereof (including, without limitation, the repayment of or on any indebtedness or other obligation); or transferred any assets from a Subsidiary to the Company;

              (c) suffered any material adverse change in its working capital, assets, liabilities, financial condition, business prospects, or relationships with any suppliers or customers listed on SCHEDULE 3.22;

              (d) except for customary increases based on term of service or regular promotion of non-officer employees, increased (or announced any increase in) the compensation payable or to become payable to any employee, or increased (or announced any increase in) any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees, or entered into or amended any employment, consulting, severance or similar agreement;

              (e) incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice;

              (f) paid, discharged, satisfied or renewed any claim, liability or obligation other than payment in the ordinary course of business and consistent with past practice;

              (g) permitted any Asset to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind except for Permitted Liens;

              (h) waived any material claims or rights;

              (i) sold, transferred or otherwise disposed of any Asset, except in the ordinary course of business consistent with past practice;

              (j) made any single capital expenditure or investment in excess of $10,000;

              (k) made any change in any method, practice or principle of financial or tax accounting;

              (l) managed working capital components, including cash, receivables, other current assets, trade payables and other current liabilities in a fashion inconsistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

              (m) paid, loaned, advanced, sold, transferred or leased any Asset to any employee, except for normal compensation involving salary and benefits;

              (n) issued or sold any of its capital stock or issued any warrant, option or other right to purchase shares of its capital stock, or any security convertible into its capital stock;

              (o) entered into any material commitment or transaction, other than in the ordinary course of business consistent with past practice, affecting the Business; or

              (p) agreed in writing, or otherwise, to take any action described in this Section 3.27.

        3.28  Accounts Receivable.

              (a) All accounts receivable owed to the Company by any director, officer, shareholder or employee of the Company or any relative of any such person (including those accounts receivable reflected on the Financial Statements and incurred since the dates thereof ) have been paid in full prior to the date hereof or shall have been paid in full prior to the Closing Date.

              (b) All accounts receivable of the Company (i) are valid, existing and fully collectible (subject to an allowance for doubtful accounts in the amount of $76,000 (in the case of LDEC); $126,282.86 (in the case of Encom); and $701,162.61 (in the case of Comm/Net Services)) without resort to legal proceedings or collection agencies, (ii) represent monies due for goods sold or services rendered in the ordinary course of business, and (iii) are not subject to any defenses, rights of set-off, assignment, restrictions, security interests or other encumbrances. Except as shown on SCHEDULE 3.28, as of the date of such Schedule, all such accounts receivable were less than ninety (90) days past due from the date the customer therefor was billed, and neither the Company nor any Shareholder is aware of any dispute regarding the collectibility of any such accounts receivable. All reserves shown on the Financial Statements were adequate as of such dates calculated consistent with past practice.

        3.29 Disclosure. No representations, warranties, assurances or statements by any Shareholder or the Company in this Agreement and no statement contained in any document (including the Financial Statements and the Schedules), certificates or other writings furnished or to be furnished by any Shareholder or the Company (or caused to be furnished by any Shareholder or the Company) to Buyer or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BUYER AND WAXS

        Buyer and WAXS hereby represent and warrant to the Companies, D. Somers and the Shareholders as follows:

        4.1 Organization. Buyer and WAXS are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to effect the transactions contemplated hereunder.

        4.2 Authorization. Buyer and WAXS have the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer and WAXS. This Agreement has been duly and validly executed and delivered by Buyer and WAXS and constitutes a legal, valid and binding obligation of Buyer and WAXS, enforceable in accordance with its terms.

        4.3 No Conflict. The execution and delivery of this Agreement by Buyer and WAXS, the consummation of the transactions contemplated herein by Buyer and WAXS, and the performance of the covenants and agreements of Buyer or WAXS will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of Buyer or WAXS; (ii) subject to obtaining the consents set forth on SCHEDULE 4.3, violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which Buyer or WAXS is a party or by which Buyer or WAXS or any of its or their properties may be bound; or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Buyer or WAXS is a party or by which Buyer or WAXS or any of its or their properties may be bound.

        4.4 Validity of Issuance. The Preferred Shares, when issued in accordance with Section 1.2 hereof, will be duly authorized, validity issued, fully paid and nonassessable.

        4.5 Capitalization. As of the date hereof, the authorized capital stock of WAXS consists of 150,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which as of the date hereof, 44,802,809 shares of Common Stock and 50,000 shares of Preferred Stock are issued and outstanding. Except as set forth on SCHEDULE 4.5, there is not outstanding, nor is WAXS bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring WAXS to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of WAXS, including any right of conversion or exchange under any outstanding security or other instrument, and WAXS is not obligated to issue or transfer any shares of its capital stock for any purpose.

        4.6   Reports and Financial Statements.

              (a) WAXS has filed all reports required to be filed by it with the SEC since December 31, 1998 pursuant to Sections 13, 14 and 15 of the Securities Exchange Act of 1934, as amended. None of the WAXS SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of this Section 4.6, "WAXS SEC Reports" means, with respect to WAXS, its (i) Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission ("SEC"), (ii) proxy statement relating to a meeting of stockholders scheduled to occur on June 15, 1999, as filed with the SEC on April 30, 1999, (iii) Quarterly Reports on Form 10-Q filed by WAXS with the SEC since December 31, 1998, and (iv) Current Reports on Form 8-K filed by WAXS with the SEC since December 31, 1998.

              (b) Except as disclosed in the WAXS SEC Reports filed prior to the date hereof, since March 31, 1999, WAXS has not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of WAXS, other than (i) liabilities incurred in the ordinary course of business, or (ii) liabilities that would not have a material adverse effect on WAXS.

        4.7 Employee Benefit Plans. The WAXS Employee Benefit Plans have been maintained in material compliance with all applicable laws and regulations (including ERISA and the Code). For purposes of this Section 4.7, "WAXS Employee Benefit Plans" shall mean any employee benefit plans, as defined in
Section 3(3) of ERISA, or any other type of retirement, deferred compensation, insurance, bonus, medical, stock option or other plan to benefit any employees or former employees of WAXS.


                                   ARTICLE V

                COVENANTS OF THE SHAREHOLDERS AND THE COMPANIES

        5.1 Pre-Closing Operations of the Companies. The Shareholders and the Companies hereby covenant and agree that, except as consented to in writing by Buyer, pending the Closing, the Companies will operate and conduct the Business, and the Shareholders shall cause the Companies to conduct the Business, only in the ordinary course in accordance with prior practice, and carry on the Business diligently and substantially in the manner as heretofore conducted and not make or institute any methods of manufacture, purchase, sale, lease, management, accounting or operation except in the ordinary course of business consistent with past practice. Pursuant thereto and not in limitation of the foregoing (for purposes of this Section 5.1, the term the "Company" shall refer to Comm/Net Holding, Encom, LDEC, Comm/Net Services and/or any Subsidiary thereof):

              (a) The Company shall manage its working capital, including cash, receivables, other current assets, trade payables and other current liabilities, in a fashion consistent with past practice, including by selling inventory and other property in an orderly and prudent manner and paying outstanding obligations, trade accounts and other indebtedness as they come due.

              (b) No material contract or commitment of any kind relating to the Company or the Business shall be entered into without the prior written consent of Buyer (for purposes hereof, the word "material" shall refer to any contract or commitment which, if it had been entered into prior to execution of this Agreement, would have been disclosed in Schedules 3.8, 3.9, 3.13, 3.14,
3.21 or 3.23). Any such contract, entered into with the prior written consent of the Buyer, shall be deemed to have been disclosed in the appropriate schedule.

              (c) The Company shall maintain the Assets in their present state of repair (ordinary wear and tear excepted), shall use its best efforts to keep available the services of its employees, and preserve the goodwill of its business and relationships with the customers, licensors, suppliers, distributors and brokers with whom it has business relations.

              (d) Except as otherwise provided for herein, the Company shall not take any of the following actions after the date of this Agreement without the prior written consent of Buyer:

                    (i) Dispose of any Assets other than in the ordinary course of business consistent with past practice;

                    (ii) Mortgage, pledge or subject to liens or other encumbrances any Assets, except by incurring Permitted Liens;

                    (iii) Purchase or commit to purchase any capital asset for a price exceeding $10,000;

                    (iv) Increase (or announce any increase of) any salaries, wages or employee benefits or hire or commit to hire any employee for a salary or wage or with benefits in excess of those paid or provided by the Company in the ordinary course of business;

                    (v)     Amend any charter document or bylaw;

                    (vi) Issue, sell or repurchase any of its capital stock, or make any change in its issued and outstanding capital stock, or issue any warrant, option or other right to purchase shares of its capital stock or any security convertible into its capital stock, or redeem, purchase or otherwise acquire any shares of its capital stock, or declare any dividends or make any other distribution with respect to its stock;

                    (vii) Incur, assume or guarantee any obligation or liability for borrowed money, or exchange, refund or renew any outstanding indebtedness in such a manner as to reduce the principal amount of such indebtedness and increase the interest rate or balance outstanding;

                    (viii)  Cancel any debts;

                    (ix) Amend or terminate any material agreement (except as otherwise contemplated by this Agreement) or any insurance policy, in force on the date hereof;

                    (x) Make any changes in accounting methods, principles or practices;

                    (xi) Do any act, omit to do any act or permit any act within the Shareholders' or the Company's control which will cause a breach of any representation, warranty or obligation contained in this Agreement or any obligations contained in any contract; or

                    (xii) Issue substitute stock certificates to replace certificates which have been lost, misplaced, destroyed, stolen or are otherwise irretrievable, unless an adequate bond or indemnity agreement approved by Buyer has been duly executed and delivered to the Company.

        5.2 Access. From the date of this Agreement through the Closing Date, the Companies shall (i) provide Buyer and its designees (i.e., officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Buyer may from time to time reasonably request with respect to the Companies and the transactions contemplated by this Agreement; (ii) provide Buyer and its designees, access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of the Companies, as Buyer or its designees may from time to time reasonably request; and (iii) permit Buyer and its designees to make such inspections thereof as Buyer and its designees may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of the Companies. No such investigation shall limit or modify in any way the Shareholders' or the Companies' obligations with respect to any breach of their representations, warranties, covenants or agreements contained herein.

        5.3 Interim Financials. As promptly as practicable after each regular accounting period subsequent to April 30, 1999, and prior to the Closing Date, each Company will deliver to Buyer periodic financial reports in the form which it customarily prepares for its internal purposes concerning the Company and, if available, unaudited statements of the financial position of the Company as of the last day of each accounting period and statements of income and changes in financial position of the Company for the period then ended.

        5.4 Taxes. Except to the extent that Taxes of the Companies constitute Assumed Liabilities, Comm/Net Holding and the Shareholders shall be severally responsible for all Taxes imposed separately on each of them, including but not limited to, document recording fees, real property transfer taxes, sales and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby.

        5.5 Exclusivity. Pending the Closing, the Companies, D. Somers and the Shareholders (including their respective representatives, agents and/or advisors) will not, and the Shareholders will not cause or permit the Companies (including their respective representatives, agents and/or advisors) to, (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities of the Companies, or any substantial portion of the Assets (including, any acquisition structured as a merger, consolidation, reorganization or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Companies, D. Somers and the Shareholders, as applicable, will notify Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

        5.6 Termination of Employee Benefit Plans. As soon as practical following the Closing Date, Comm/Net Holding shall terminate, or cause to be terminated, each Employee Benefit Plan listed on SCHEDULE 3.13. Neither Buyer nor WAXS shall adopt, assume or otherwise become responsible for, either primarily or as a successor employer, any assets or liabilities of any employee benefit plans, arrangements, commitments or policies currently provided by any of the Companies (including but not limited to those identified on SCHEDULE 3.13); and if and to the extent that Buyer or WAXS is deemed by law or otherwise to be liable as a successor employer for such purposes, Comm/Net Holding and the Shareholders shall jointly and severally indemnify Buyer and WAXS for the full and complete costs, fees and other liabilities which result therefrom.

        5.7 Liquidation of Encom, LDEC, and Comm/Net Services. Unless this Agreement is earlier terminated pursuant to Article XI hereof, on or before the Closing Date, Comm/Net Holding shall cause each of Encom, LDEC and Comm/Net Services to be completely liquidated into Comm/Net Holding pursuant to their respective articles of incorporation, bylaws, and the applicable provisions of the Texas Business Corporation Act (including, without limitation, Sections
6.02 or 6.03, 6.04, 6.06, 6.07 and 7.12 thereof), intending in each case that such liquidations shall constitute a "complete liquidation" by Comm/Net Holding of Encom, LDEC and Comm/Net Services within the meaning of Section 332 of the Code.

        5.8 Tax-Free Reorganization. The parties hereto have structured the transactions contemplated in this Agreement intending that such transactions qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code and hereby agree not to take any action with the intention of causing the transactions contemplated hereunder to fail to so qualify; provided however, that the foregoing is not intended in any way to limit a party's exercise of its rights under this Agreement. From and after the Closing and as required by
Section 368(a)(2)(G) of the Code, Comm/Net Holding shall cease to engage in any business and, in accordance with its articles of incorporation, bylaws, the Texas Business Corporation Act and other applicable Texas statutes, shall promptly liquidate and dissolve as a corporation and shall distribute to the Shareholders in complete liquidation all of its remaining assets (including the Preferred Shares received by it pursuant to the terms and conditions hereof), other than assets retained to satisfy its liabilities. Comm/Net Holding shall not transfer any of the Preferred Shares (or any interest or right therein), except to the Shareholders as part of the liquidation described in this Section 5.8; provided, however, that Comm/Net Holding may transfer such number of Preferred Shares to Buis & Co. as are necessary to compensate Buis & Co. for services provided to Comm/Net Holding in connection with the transactions contemplated hereby. The Companies shall timely file all remaining unfiled Tax Returns required to be filed by them, including the final Tax Returns reflecting their complete liquidation, and shall pay all Taxes reflected on all such Tax Returns, except for those Taxes which constitute Assumed Liabilities. All of the parties hereto agree that the books and records of Comm/Net Holding, Buyer, WAXS and the Shareholders shall be maintained and their respective Tax Returns filed in a manner consistent with qualification as a "reorganization," and each party shall provide to each other party such tax information, reports or schedules as may be reasonably required to assist such party in accounting for and reporting the transactions contemplated in this Agreement as so qualified. Comm/Net Holding and the Shareholders expressly acknowledge and agree that WAXS and Buyer shall have no liability whatsoever to any party or taxing authority in the event that the transactions contemplated by this Agreement do not qualify as a "reorganization" under the Code, and Comm/Net Holding and the Shareholders hereby jointly and severally indemnify and agree to hold WAXS and Buyer harmless with respect to any such claim or assertion; provided, however, that Comm/Net Holding and the Shareholders shall have no obligation to jointly and severally indemnify WAXS and Buyer with respect to any such claim or assertion where the failure of the transactions contemplated by this Agreement to qualify as a "reorganization" under the Code is expressly identified as having been caused by a breach by WAXS or Buyer of their respective obligations under this Agreement.

        5.9 Post-Closing Drop-Down of Assets. After the Closing and pursuant to the plan of reorganization set forth in this Agreement, Buyer intends to transfer the Assets (and some or all of the Assumed Liabilities) to World Access Telecommunications Group, Inc. and shall effectuate any such transfer in a manner permitted under Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(k). WAXS shall continue the historic business of Comm/Net Holding or use a significant portion of Comm/Net Holding's historic business assets in a business, in each case, within the meaning of Treasury Regulation Section 1.368-1(d).

        5.10 Preparation of Financial Statements. Comm/Net Holding shall prepare, or cause to be prepared, the audited balance sheet of each of Encom, LDEC and Comm/Net Services as of December 31, 1998, and the related audited statements of income, retained earnings, and cash flows for the year then ended, and the related notes thereto (the "1998 Audited Financial Statements").

        5.11 Preparation of Supporting Documents. In addition to such actions as the Companies may otherwise be required to take under this Agreement or applicable law in order to consummate this Agreement and the transactions contemplated hereby, the Shareholders and the Companies shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as Buyer may reasonably request from time to time, before, at or after the Closing, with respect to compliance with the obligations of Buyer, the Shareholders or the Companies in connection with the transactions contemplated herein. Any information furnished by the Shareholders or the Companies before or at the Closing shall be true, current and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        5.12 Notification. Between the date hereof and the Closing Date, the Shareholders, the Companies and D. Somers shall promptly notify Buyer in writing if any of the Shareholders, the Companies or D. Somers become aware of any fact, matter or condition that causes or constitutes a breach of any representation or warranty contained in this Agreement, or if the Shareholders, the Companies or D. Somers become aware of the occurrence after the date hereof of any fact, matter or condition that, had it existed on the date hereof, would cause or constitute a breach of any representation or warranty had such representation or warranty been made as of the time of the occurrence or discovery of such fact, matter or condition. If any such fact, matter or condition would require a change in a Schedule if such Schedule were dated as of the occurrence or discovery of such fact, matter or condition, the Shareholders, the Companies and D. Somers shall promptly deliver to Buyer a supplemented Schedule specifying such change. During the same period, the Shareholders, the Companies and D. Somers shall promptly notify Buyer of any breach of any covenant or agreement in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely. Except with respect to the disclosure on a supplemental Schedule of actions taken after the date hereof by the Shareholders, the Companies and/or D. Somers which are expressly permitted under Sections 5.1(b) or (d) of this Agreement, no disclosure or supplement pursuant to this Section
5.12 shall be deemed to prevent or cure any breach of representation or warranty or failure to perform any covenant or agreement hereunder for purposes of Section 8.1.


                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

        The Companies, the Shareholders and Buyer, respectively, hereby covenant to and agree with one another as follows:

        6.1 Approvals of Third Parties; Satisfaction of Conditions to Closing. The Companies, the Shareholders and Buyer will use their reasonable, good faith efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, including, without limitation, all consents required by Sections 8.4 and 8.5. If any consent or approval is not obtained prior to or on the Closing Date, and such consent or approval relates to the transfer or assignment to Buyer of a lease, contract, mortgage, note, Remaining License (as defined in Section 6.6) or other agreement or arrangement to which one or more of the Companies is a party (a "Company Instrument"), Comm/Net Holding shall hold such Company Instrument in trust for the use and benefit of Buyer, and shall take such other action as may be reasonably requested by Buyer in order to place Buyer in the same position as if such consents or approvals had been obtained. The Companies and the Shareholders will use their reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Article

VIII. Buyer will use its reasonable, good faith efforts to cause or obtain the satisfaction of the conditions specified in Article VII.

        6.2 Confidentiality. In connection with this Agreement the parties may have access to information which is nonpublic, confidential or proprietary in nature. All of such information, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party, which contain or otherwise reflect any such information is hereinafter referred to as the "Information". Each party hereby agrees that the Information will be kept confidential and shall not, without the prior mutual written consent of the parties, be disclosed, in any manner whatsoever, in whole or in part, and shall not be used by any party following the termination of this Agreement. Each party agrees to transmit the Information only to its respective employees and representatives who need to know the Information and who shall agree to be bound by the terms and conditions of this Agreement. In any event, each party shall be responsible for any breach of this Agreement by its respective employees or representatives. If the transactions contemplated hereunder are not consummated, the Information, except for that portion of the Information which consists of analyses, compilations, studies or other documents prepared by each party's respective employees and representatives, will be returned to the other promptly upon request and no party shall retain any copies. That portion of the Information, and all copies thereof, which consists of analyses, compilations, studies or other documents prepared by each party's respective employees and representatives will be kept confidential and subject to the terms of this Agreement or destroyed. In the event any party becomes legally compelled to disclose any of the Information, such party will provide to the other parties prompt notice so that each other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, a party will furnish only that portion of the Information which is legally required, and to the extent requested by the other parties, will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information. The term "Information" does not include information which (i) was known to any party about another party prior to its disclosure, provided that such information was lawfully obtained or developed, (ii) becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement, or
(iii) becomes available from a source other than a party to this Agreement, if the source is not bound by a confidentiality agreement and such source lawfully obtained such information.

        6.3 Casualty. The Companies shall bear the risk of any loss or damage or destruction to any of the Assets from fire or other casualty or cause at all times prior to the Closing. Upon the occurrence of any loss or damage to any portion of the Assets as a result of fire, casualty, or other cause prior to the Closing, the Companies shall immediately notify Buyer of the same in writing, stating with particularly the extent of loss or damage incurred, the cause thereof, if known, and the extent to which restoration, replacement, and repair of the Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. Buyer shall have the option, but not the obligation, exercisable within ten (10) days after receipt of such notice from the Company to:

              (a) Elect to consummate the Closing and accept the Assets in their "then" condition, in which event the Companies shall assign to Buyer all rights under any insurance claim covering the loss and pay over to Buyer any proceeds under any such insurance policy theretofore received by the Companies with respect thereto; or

              (b) Terminate this Agreement, whereupon this Agreement shall be of no further force or effect and neither the Companies nor Buyer shall have any further rights, duties, or obligations hereunder.

        6.4 Hart-Scott-Rodino Notifications. The parties shall promptly prepare and file any required notifications with the United States Justice Department (the "Justice Department") and the Federal Trade Commission (the "FTC") as required by the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended ("H-S-R"). The parties shall cooperate with each other in connection with the preparation of such notifications, including sharing information concerning sales and ownership and such other information as may be needed to complete such notification, and providing a copy of such notifications to the other prior to filing; provided, that Buyer and WAXS shall have the right to redact any dollar revenue information from the copies of such notifications provided to the other parties. The parties shall keep all information about the other obtained in connection with the preparation of such notification confidential pursuant to the terms of Section 6.2. Each party shall pay the filing fee required by the regulations promulgated pursuant to H-S-R with respect to the notification for which such party is the "Acquiring Person" (as defined in the regulations promulgated pursuant to H-S-R). In the event that any party shall receive any request for additional information or documentary material from the Justice Department or the FTC (i) Buyer shall be primarily responsible for responding to such request, (ii) the other parties shall provide Buyer with all information, documents and other assistance as Buyer may request in connection with responding to such request, and (iii) Comm/Net Holding shall not respond to such request or furnish any additional information or documentary material except as consented to or requested by Buyer or as required by applicable law.

        6.5   Shareholder Promissory Notes.

              (a) As of the date hereof, the aggregate outstanding amount owed under (i) that certain Promissory Note, dated January 27, 1999, by Comm/Net Holding, as maker, in favor of R. Scott Birdwell, as holder, (ii) that certain Promissory Note, dated January 27, 1999, by Comm/Net Holding, as maker, in favor of Gregory A. Somers, as holder, (iii) that certain Promissory Note, dated January 27, 1999, by Comm/Net Holding, as maker, in favor of Teleplus, as holder, and (iv) that certain Promissory Note, dated January 27, 1999, by Comm/Net Holding, as maker, in favor of Kelli J. Somers, as holder, is $3,478,670.90, of which $78,670.90 represents accrued but unpaid interest and $3,400,000 represents the outstanding principal amount (collectively, the "Notes"; individually, a "Note"). Prior to the Closing, (a) interest shall accrue under the Notes in accordance with their terms and (b) no amendment or modification shall be made to the Notes and no payments shall be made under or with respect thereto.

              (b) Pursuant to Section 1.4, at the Closing, Buyer shall assume the outstanding balance due under each Note. Immediately following the Closing, Buyer shall pay off the outstanding balance due under each Note pursuant to written instructions delivered by R. Scott Birdwell, Gregory A. Somers, Teleplus and Kelli J. Somers at least three (3) business days prior to the Closing. Immediately upon receipt of such payment, the original Notes marked "Paid in Full" shall be delivered to Buyer and all obligations thereunder or with respect thereto shall be satisfied.

        6.6   Governmental Authorizations.

              (a) Upon execution of this Agreement, the Companies shall, and the Shareholders shall cause the Companies to, take all reasonable actions to secure any and all necessary consents or approvals required to transfer to Buyer or its ultimate designee, World Access Telecommunications Group, Inc., as well as one or more controlled subsidiaries in order to effectuate the post-Closing drop-down of the Assets contemplated by Section 5.9 hereof (hereinafter, "Buyer or its designee"), the licenses, permits or other authorizations of governmental authorities which regulate the conduct of business within the telecommunications industry (the "Licenses"), including, without limitation, those Licenses set forth on SCHEDULE 3.20, except for those Licenses which are set forth on SCHEDULE 1.1(B); provided, however, that neither the Companies nor the Shareholders shall be required to make any expenditure of funds in connection therewith.

              (b) If all of the conditions to Buyer's obligations to consummate the transactions contemplated hereunder have been satisfied (or waived by Buyer) except that all consents or approvals required to transfer any License have not been obtained (the "Remaining Licenses"), Buyer may, in its sole discretion, waive any relevant closing condition and proceed to consummate the transactions contemplated hereunder; provided however, that:

                    (i) Comm/Net Holding shall, and the Shareholders shall cause Comm/Net Holding to, continue to take all reasonable actions to secure any and all consents or approvals required to transfer the Remaining Licenses to Buyer or its designee; provided, however, that neither Comm/Net Holding nor the Shareholders shall be required to make any expenditure of funds in connection therewith;

                    (ii) Until such consents or approvals have been obtained, Comm/Net Holding shall grant to Buyer or its designee an irrevocable, non-royalty bearing license and right to use the Remaining Licenses in connection with the operation of the Business, subject to obtaining any applicable regulatory approval;

                    (iii) Pending the receipt of such consents or approvals, Comm/Net Holding shall, and the Shareholders shall cause Comm/Net Holding to, maintain the Remaining Licenses in full force and effect; provided, however, that neither Comm/Net Holding nor the Shareholders shall be required to make any expenditure of funds in connection therewith; and

                    (iv) If, after six (6) months from the Closing Date, all of the Remaining Licenses which are legally transferrable have not been transferred to Buyer or its designee, the parties shall, in good faith, determine the value of the Remaining Licenses which have not been transferred to Buyer or its designee as of such time, and Comm/Net Holding or the Shareholders, as applicable, shall deliver to Buyer an appropriate number of Preferred Shares based upon such valuation; provided, however, that Comm/Net Holding or the Shareholders, as appropriate, shall not be required to deliver to Buyer more than 50 Preferred Shares. If the parties are unable to agree on the value of the Remaining Licenses not transferred to Buyer or its designee in accordance with this Section 6.6 or the number of Preferred Shares to be delivered to Buyer, if any, the parties shall resolve such dispute by arbitration.

        6.7 Schedules. The parties acknowledge that the Shareholders, D. Somers and the Companies have not delivered to Buyer, as of the date hereof, the following Schedules (the "Post-Signing Schedules"): 1.1(b); 1.4; 3.1(a); 3.4; 3.7(a); 3.8; 3.9; 3.18; 3.20; 3.23; 3.24; 3.26; 3.28; and 11.11(a). The
Shareholders, D. Somers and the Companies shall deliver all of the Post-Signing Schedules to Buyer not later than June 4, 1999. If all of the Post-Signing Schedules (i) are not delivered to Buyer by June 4, 1999, or (ii) are not satisfactory to Buyer (in its sole discretion) in form and substance, then Buyer shall have the right to terminate this Agreement, without liability, by written notice to the Shareholders, D. Somers and the Companies on or before June 18, 1999.


                                  ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF COMM/NET HOLDING
                              AND THE SHAREHOLDERS

        The obligations of Comm/Net Holding and the Shareholders to consummate the transactions to be performed by them in connection with the Closing shall be subject to the satisfaction (or waiver by Comm/Net Holding or the Shareholders) at or prior to the Closing Date of each of the following conditions:

        7.1 Representations and Warranties True at Closing Date. Each of Buyer's representations and warranties contained in this Agreement which are qualified by materiality shall be true in all respects and each of Buyer's representations and warranties which are not qualified by materiality shall be true in all material respects, in each case, on and as of the Closing Date with the same force and effect as though made on and as of such date; Buyer shall have complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and Buyer shall have delivered to Comm/Net Holding and the Shareholders a certificate dated the Closing Date and signed by its duly authorized officer to all such effects, and confirming such other matters as may be reasonably requested by Comm/Net Holding and the Shareholders.

        7.2 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened against the Companies before any court or governmental agency which has resulted in the restraint or prohibition of Comm/Net Holding, or, could in the reasonable opinion of counsel for Comm/Net Holding, result in the obtaining of material damages or other relief from Comm/Net Holding, in connection with this Agreement or the consummation of the transactions contemplated hereby.

        7.3 Registration Rights Agreement. WAXS shall have executed and delivered to Comm/Net Holding and the Shareholders a Registration Rights Agreement in the form of Exhibit B attached hereto.

        7.4 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods pursuant to H-S-R, shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

        7.5 Other Necessary Consents. Either (i) all consents and approvals listed on SCHEDULE 3.26 shall have been obtained, or (ii) Buyer shall have agreed to defend, indemnify and hold harmless the Companies and the Shareholders from and against any Losses (as defined in Section 9.1) suffered or incurred by the Companies with respect to each Company Instrument, except Losses related to claims, obligations and liabilities, actual or contingent, arising out of (A) events prior to the Closing, (B) any Company's default or breach of a Company Instrument prior to the Closing, or (C) any act or omission of a Company after the Closing which results in a default or breach of a Company Instrument.

                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS OF BUYER

        The obligations of Buyer and WAXS to consummate the transactions to be performed by them in connection with the Closing shall be subject to the satisfaction (or waiver by Buyer or WAXS) on or before the Closing Date of each of the following conditions:

        8.1 Representations and Warranties True at Closing Date. Each of the representations and warranties of the Shareholders, D. Somers and the Companies contained in this Agreement which are qualified by materiality shall be true in all respects and each of the representations and warranties of the Shareholders, D. Somers and the Companies which are not qualified by materiality shall be true in all material respects, in each case, on and as of the Closing Date with the same force and effect as though made on and as of such date (provided that, solely for the purpose of determining the foregoing, any representation or warranty contained herein and otherwise limited to the Shareholders', D. Somers' or the Companies' knowledge shall not be limited to such knowledge); the Shareholders, D. Somers and the Companies shall have performed and complied in all material respects with the respective covenants and agreements set forth herein to be performed or complied with by each of them on or before the Closing Date; and the Shareholders, D. Somers and Comm/Net Holding shall have delivered to Buyer a certificate signed by D. Somers, on behalf of Comm/Net Holding by its President and on behalf of the Shareholders by a duly authorized representative to all such effects, and confirming such other matters as may be reasonably requested by Buyer or WAXS.

        8.2 No Material Change. The Companies shall not have suffered any material adverse change since December 31, 1998 in their business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

        8.3 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened against Buyer, WAXS, any Shareholder, D. Somers or the Companies before any court or governmental agency, which has resulted in the restraint or prohibition of any such party, or, in the reasonable opinion of counsel for Buyer and WAXS, could result in the obtaining of material damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

        8.4 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. Buyer or its designee shall have obtained all governmental authorizations, consents and approvals necessary for the conduct of the Business in the State of Texas by Buyer or its designee and such authorizations, consents and approvals shall be in full force and effect; provided however, that Buyer or its designee shall have taken commercially reasonable efforts to apply for such authorizations, consents and approvals, or the transfer or assignment thereof to Buyer or its designee, by June 18, 1999. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods pursuant to H-S-R, shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

        8.5 Other Necessary Consents. All consents and approvals listed on SCHEDULES 3.26 AND 4.3 shall have been obtained. With respect to each such consent or approval, Buyer shall have received written evidence, satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

        8.6 Opinion of Counsel to the Shareholders, D. Somers and the Companies. Buyer shall have received from counsel to the Shareholders, D. Somers and the Companies an opinion, dated the Closing Date, in a form reasonably satisfactory to Buyer.

        8.7 Shareholder Approval. The transactions contemplated by this Agreement, including, without limitation, the ultimate liquidation and dissolution of Comm/Net Holding pursuant to the terms hereof, shall have received the requisite Shareholders' approval under Texas law and there shall not be any dissenters.

        8.8 Due Diligence Review. Representatives of Buyer shall have completed the due diligence review of the operations, condition (financial and other), prospects, assets and liabilities of, and other matters related to, the Companies, the Assets and the Business and the results of such due diligence shall have been satisfactory to Buyer.

        8.9 Financial Statements. Buyer shall have received the 1998 Audited Financial Statements, which statements shall be satisfactory to Buyer in its reasonable judgment.

        8.10 Non-competition Agreements. Each of the Shareholders and D. Somers shall have executed and delivered to Buyer a non-competition agreement in the form of EXHIBIT C hereto.

        8.11 Liquidation of Comm/Net Subsidiaries. Buyer shall have received such documentary evidence as is satisfactory to it that the liquidation of Encom, LDEC and Comm/Net Services pursuant to Section 5.7 hereof has been duly and validly authorized and that each of Encom, LDEC and Comm/Net Services has been validly dissolved under Texas law.

                                   ARTICLE IX

                                INDEMNIFICATION

        9.1   Remedies.

              (a) Except as otherwise limited by this Article IX, Comm/Net Holding, D. Somers and each Shareholder shall jointly and severally indemnify and reimburse Buyer and WAXS for any and all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) suffered or incurred by Buyer or WAXS, its successors or assigns, and their respective officers, employees, consultants and agents (the "Buyer Protected Parties") (hereinafter "Loss" or "Losses"), as a result of, or with respect to, (i) any breach or inaccuracy of any representation or warranty of the Companies, D. Somers or any Shareholder set forth in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing Date; (ii) any breach or inaccuracy of any representation or warranty of the Companies, D. Somers or any Shareholder set forth in the certificate to be provided to Buyer pursuant to Section 8.1 hereof, without regard to the materiality qualification contained in such certificate; (iii) any breach of or noncompliance by the Companies, D. Somers or any Shareholder with any covenant or agreement of the Companies, D. Somers or any Shareholder contained in this Agreement; (iv) any and all liabilities and obligations of the Companies other than the Assumed Liabilities; (v) any and all liabilities and obligations arising out of any breach by the Companies of any agreement assumed by Buyer at the Closing by written instrument executed by Buyer pursuant to this Agreement; and (vi) any and all claims asserted by the Companies' creditors, except where such claims are in connection with the Assumed Liabilities (for the purposes of this Agreement, "creditors" shall mean (1) all persons or entities who are known by the Companies, D. Somers or the Shareholders to assert claims against the Companies even though such claims are disputed, as well as (2) all general creditors, all secured creditors, all lien creditors, and all representatives of creditors).

              (b) Except as otherwise limited by this Article IX, WAXS and Buyer shall jointly and severally indemnify and reimburse Comm/Net Holding, D. Somers and each Shareholder for any and all Losses suffered or incurred by Comm/Net Holding, D. Somers and each Shareholder, its or their successors or assigns, and their respective officers, employees, consultants and agents (the "Seller Protected Parties") as a result of, or with respect to (i) any breach or inaccuracy of any representation or warranty of WAXS or Buyer set forth in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing Date; (ii) any breach or inaccuracy of any representation or warranty of WAXS or Buyer set forth in the certificate to be provided to Comm/Net Holding and the Shareholders pursuant to Section 7.1 hereof, without regard to the materiality qualification contained in such certificate; and (iii) any breach of or noncompliance by WAXS or Buyer with any covenant or agreement of WAXS or Buyer contained in this Agreement.

        9.2   Indemnity Claims.

              (a) Survival. The representations and warranties of the parties hereto contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in
Section 9.2(b) hereof with respect to the time periods within which claims for indemnity must be asserted, and the covenants and agreements of the parties contained herein shall survive without limitation as to time except as may be otherwise specified herein. No investigation or other examination of the Companies by Buyer, its designees or representatives or of WAXS or Buyer by Comm/Net Holding, the Shareholders or D. Somers, or their designees or representatives, shall affect the term of survival of any representation or warranty contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith, or the term of the right of the Buyer Protected Parties or the Seller Protected Parties, as applicable, to seek indemnification with respect to any of the Surviving Matters (as defined in subsection 9.2(b) hereof).

              (b) Time to Assert Claims. All claims for indemnification hereunder shall be asserted no later than two (2) years after the Closing Date, except as follows:

                    (i) claims by a Buyer Protected Party with respect to Losses arising out of or related in any way to the matters described in Sections 9.1(a) (iii), (iv), (v) and (vi) may be made without limitation, except as limited by law;

                    (ii) claims by a Buyer Protected Party with respect to Losses arising out of or related in any way to any breach of or inaccuracy in the representations and warranties contained in Sections 3.7(b), 3.18 or 3.19 hereof may be made until, and shall be made no later than, thirty (30) days after the expiration of the applicable statute of limitations relative to the liability relating to such representation or warranty; and

                    (iii) claims by a Seller Protected Party with respect to Losses arising out of or related in any way to the matters described in Section 9(b)(iii) may be made without limitation, except as limited by law.

(The matters cited in clauses (i), (ii) and (iii) above being hereinafter collectively referred to as the "Surviving Matters").

Nothing herein shall be deemed to prevent Buyer, Comm/Net Holding, the Shareholders or D. Somers from making a claim for a Loss hereunder for potential or contingent claims or demands provided the notice of Loss sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the party making the claim has reasonable grounds to believe that such a claim or demand may become actual.

        9.3   Deductible.

              (a) Except for claims made in connection with a breach of the provisions of Section 11.11 hereof, the Buyer Protected Parties shall make no claim against Comm/Net Holding, D. Somers or the Shareholders for indemnification under Section 9.1(a)(i) or (ii) hereof for a breach of representation or warranty contained herein unless and until the aggregate amount of such claims exceeds $100,000 (the "Deductible Amount"), in which event the Buyer Protected Parties may claim indemnification for the amount of such claims in excess of the Deductible Amount.

              (b) Except for claims made in connection with a breach of the provisions of Section 11.11 hereof, none of the Seller Protected Parties shall make any claim against Buyer of WAXS for indemnification under Section 9.1(b)(i) or (ii) hereof for a breach of representation or warranty contained herein unless and until the aggregate amount of such claims exceeds the Deductible Amount, in which event the Seller Protected Parties may claim indemnification for the amount of claims in excess of the Deductible Amount.

        9.4 Notice of Claim. Buyer, WAXS, Comm/Net Holding, the Shareholders or D. Somers, as applicable (the "Indemnified Party"), shall notify Comm/Net Holding, D. Somers, the Shareholders, Buyer or WAXS, as applicable (the "Indemnifying Party"), in writing, of any claim for indemnification, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter such information and documentation as may be reasonably requested to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of the Indemnified Party.

        9.5 Defense. For purposes of this Section 9.5, a "Protected Party" shall refer to a Buyer Protected Party or a Seller Protected Party, as appropriate. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party (other than an Indemnified Party or a Protected Party) available by virtue of the circumstances of the Loss, the Indemnifying Party may assume the defense or the prosecution thereof by prompt written notice to the Indemnified Party and the affected Protected Party, including the employment of counsel or accountants, at its cost and expense. The Indemnified Party and the affected Protected Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party and the affected Protected Party shall be at their expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided that if the Indemnifying Party does not assume the defense or prosecution of a claim as provided above within thirty
(30) days after notice thereof from any Protected Party, the Indemnified Party and the affected Protected Party may settle such claim without the Indemnifying Party's consent. The Indemnifying Party shall not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages or which could have a material precedential impact or effect on the business or financial condition of any Protected Party without the Indemnified Party's and the affected Protected Party's prior written consent. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall be subrogated to all rights and remedies of any Protected Party.

        9.6   Satisfaction of Obligations. Subject to the provisions of this
Section 9.6, WAXS shall, at the request of Buyer, pay directly to Buyer the amounts or obligations otherwise payable or owed with respect to the Preferred Shares under the Certificate of Designation attached hereto as EXHIBIT A, in satisfaction of any and all obligations of Comm/Net Holding, D. Somers or the Shareholders arising under or related to this Agreement (each, a "Seller Obligation"), including but not limited to, the indemnification obligations set forth in this Article IX, until such obligations are fully satisfied or resolved through negotiations between Buyer and the Obligor (as defined herein). Buyer agrees that any exercise of its rights under this Section 9.6 must be made in good faith. If a Seller Obligation is not fully satisfied or resolved through negotiations between Buyer and the Obligor within six (6) months of the date Comm/Net Holding, D. Somers and/or the Shareholders, as applicable (the "Obligor"), received notice from Buyer of its or their non-compliance with such obligation (or in the case of a Loss, within six (6) months of the date the Indemnifying Party was provided notice of such Loss pursuant to Section 9.4), Buyer shall offer to resolve by arbitration any disputes between Buyer and the Obligor related to such Seller Obligation. If the Obligor rejects such offer, Buyer shall continue to hold the applicable amounts or obligations otherwise payable or owed with respect to the Preferred Shares until the Seller Obligation is fully satisfied or resolved through negotiations between Buyer and the Obligor. All arbitration pursuant to this
Section 9.6 shall be before the American Arbitration Association ("AAA") in accordance with the Commercial Arbitration Rules of the AAA as in effect from time to time.


                                   ARTICLE X

                          TERMINATION PRIOR TO CLOSING

        10.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

              (a) By the mutual written consent of Buyer, WAXS, the Companies, D. Somers and the Shareholders;

              (b) By the Companies, D. Somers and the Shareholders in writing, without liability, if Buyer or WAXS shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after the Companies, D. Somers and the Shareholders have notified Buyer of their intent to terminate this Agreement pursuant to this subparagraph (b);

              (c) By Buyer or WAXS in writing, without liability, if any of the Companies, D. Somers or any Shareholder shall (i) fail to perform in any material respect their agreements contained herein required to be performed by them on or prior to the Closing Date, or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after Buyer has notified the Companies, D. Somers and the Shareholders of its intent to terminate this Agreement pursuant to this subparagraph (c);

              (d) By either the Companies, D. Somers, the Shareholders, Buyer or WAXS in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Buyer, WAXS, the Shareholders, D. Somers or the Companies, which prohibits or restrains Buyer, WAXS, the Shareholders, D. Somers or the Company from consummating the transactions contemplated hereby, provided that Buyer, WAXS, the Shareholders, D. Somers and the Companies shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency;

              (e) By either the Companies, the Shareholders, D. Somers, Buyer or WAXS in writing, without liability, if for any reason the Closing has not occurred by August 31, 1999, other than as a result of the breach of this Agreement by the party attempting to terminate the Agreement; or

              (f)   By Buyer or WAXS in writing, without liability, pursuant to
Section 6.7 hereof.

        10.2 Termination of Obligations. Termination of this Agreement pursuant to this Article X shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.2, 10.2, 11.9 and 11.13 hereof; provided, however, that termination pursuant to subparagraphs (b), (c),
(e) or (f) of Section 10.1 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto.

                                   ARTICLE XI

                                 MISCELLANEOUS

        11.1 Bulk Sales Law. Buyer hereby waives compliance by Comm/Net Holding with the provisions of the bulk sales law of any state, and Comm/Net Holding covenants and agrees to pay and discharge when due all claims of creditors which could be asserted against Buyer or WAXS by reason of such non-compliance to the extent such liabilities are not assumed by Buyer under this Agreement.

        11.2 No Liens Created. This Agreement shall not be construed to create any lien or encumbrance on any of the Assets, or to create any rights in any third persons.

        11.3 Entire Agreement. This Agreement (including the Schedules and Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

        11.4 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

        11.5 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of Buyer, neither the Shareholders nor D. Somers nor the Companies may assign their rights, duties or obligations hereunder or any part thereof to any other person or entity. Buyer may assign its rights and duties hereunder in whole or in part (before or after the Closing) to one or more affiliates but if it does so, it shall remain liable for all Buyer's obligations hereunder.

        11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

        11.7 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

        11.8 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

        11.9 Expenses. Except as otherwise provided herein, (a) the Shareholders, on their behalf and on behalf of the Companies, shall pay all costs and expenses incurred by each of them or the Companies, or on their behalf, and (b) WAXS and Buyer shall pay all costs and expenses incurred by each of them or on their behalf, in each case in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own brokers, financial consultants, accountants and counsel. Furthermore, the Shareholders agree that any cost or expense which they have agreed to pay (on their behalf or on behalf of the Companies) or which has been allocated to them under this Agreement shall be paid using personal funds and not the funds of the Companies; provided, however, that the Shareholders shall be entitled to use Company funds for the payment of all reasonable accountants' expenses incurred in connection with the preparation of the 1998 Audited Financial Statements.

        11.10 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally (including by overnight courier or express mail service) or sent by registered or certified mail, postage or fees prepaid, if to the Shareholders, D. Somers or the Companies to:

                       Comm/Net Holding Corporation
                       2301 Ohio Drive, Suite 285
                       Plano, Texas 75093
                       Attention: Gregory A. Somers

        with a copy to:

                       B. Bruce Johnson, Esq.
                       5550 LBJ Freeway, Suite 550
                       Dallas, Texas 75240


        if to Buyer or WAXS to:

                       World Access, Inc.
                       945 E. Paces Ferry Road, Suite 2200
                       Atlanta, Georgia  30326
                       Attention:  W. Tod Chmar

        with a copy to:

                       Long Aldridge & Norman LLP
                       Suite 5300
                       303 Peachtree Street
                       Atlanta, Georgia  30308
                       Attention: H. Franklin Layson, Esq.

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

        11.11 Brokerage. Except as set forth on SCHEDULE 11.11(A) (in the case of the Companies, the Shareholders and D. Somers) or SCHEDULE 11.11(B) (in the case of WAXS and Buyer), the Companies, the Shareholders, D. Somers, WAXS and Buyer do hereby expressly warrant and represent, each to the other, that no broker, agent, or finder has rendered services in connection with the transactions contemplated under this Agreement. D. Somers, the Companies and the Shareholders hereby jointly and severally indemnify and agree to hold harmless Buyer and WAXS from and against any and all losses, costs, damages, and expenses (including reasonable attorneys' fees) arising or resulting, or sustained or incurred by Buyer or WAXS, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by the Companies, the Shareholders and D. Somers in connection with the transactions contemplated under this Agreement. WAXS and Buyer do hereby jointly and severally indemnify and agree to hold harmless the Companies, D. Somers and the Shareholders from and against any and all losses, costs, damages, and expenses (including reasonable attorneys' fees) arising or resulting, or sustained or incurred by the Companies, D. Somers and the Shareholders, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by Buyer in connection with the transactions contemplated under this Agreement.

        11.12 Governing Law. This Agreement is executed by Buyer in, and shall be construed in accordance with and governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

        11.13 Public Announcements. No public announcement shall be made by any person with regard to the transactions contemplated by this Agreement without the prior consent of the parties hereto; provided that any party may make such disclosure if advised by counsel that it is legally required to do so. The parties will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

        11.14 Shareholders' and the Company's Knowledge. As used herein, the terms "the Shareholders' knowledge" and "to the knowledge of the Shareholders" with respect to Shareholders shall mean the knowledge of any Shareholder (and where Shareholder is a corporation any director or officer of Shareholder), and the terms "the Companies' knowledge" or "to the knowledge of the Company" shall mean the knowledge of any Shareholder, director or officer of Comm/Net Holding, Encom, LDEC or Comm/Net Services, as the case may be, or any Subsidiary thereof.

        11.15 No Third-Party Beneficiaries. With the exception of the parties to this Agreement, the Buyer Protected Parties and the Seller Protected Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

        11.16 "Including." Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

        11.17 Schedules and Exhibits. Each of the Schedules and Exhibits referred to in this Agreement are and shall be incorporated herein and made a part hereof.

        11.18 Buyer's Receipt of Preferred Shares. Pursuant to the plan of reorganization set forth in this Agreement, and in a transfer by WAXS to Buyer intended by WAXS to come under Section 351 of the Code, WAXS shall transfer to Buyer a certificate or certificates representing the requisite number of Preferred Shares needed by Buyer which upon such receipt from WAXS, Buyer shall immediately deliver to Comm/Net Holding to satisfy its obligations under this Agreement.



                     (Signatures appear on following pages)

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

                                 BUYER:

                                 WA Telcom Products Co., Inc.


                                 By: /s/ A. Lindsay Wallace
                                    ---------------------------------------
                                    Name: A. Lindsay Wallace
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                 WAXS:

                                 World Access, Inc.


                                 By: /s/ W. Tod Chmar
                                    ---------------------------------------
                                    Name:  W. Tod Chmar
                                         ----------------------------------
                                    Title: Executive V.P.
                                          ---------------------------------

                                 SHAREHOLDERS:

                                  /s/ Gregory A. Somers
                                 ------------------------------------------
                                 Gregory A. Somers


                                  /s/ Kelli J. Somers
                                 ------------------------------------------
                                 Kelli J. Somers


                                  /s/ R. Scott Birdwell
                                 ------------------------------------------
                                 R. Scott Birdwell


                                  /s/ Jeff Becker
                                 ------------------------------------------
                                 Jeff Becker


                                  /s/ Michael Billingsley
                                 ------------------------------------------
                                 Michael Billingsley


                                  /s/ Chris Johns
                                 ------------------------------------------
                                 Chris Johns

                                 Teleplus Telecommunications, Inc.


                                 By:   /s/ Denny Somers
                                    ---------------------------------------
                                    Name:  Denny Somers
                                         ----------------------------------
                                    Title: President
                                          ---------------------------------


                                 THE COMPANIES:

                                 Comm/Net Holding Corporation


                                 By:   /s/ Gregory A. Somers
                                    ---------------------------------------
                                    Name:  Gregory A. Somers
                                         ----------------------------------
                                    Title: President
                                          ---------------------------------

                                 Long Distance Exchange Corporation

                                 By:   /s/ Gregory A. Somers
                                    ---------------------------------------
                                    Name:  Gregory A. Somers
                                         ----------------------------------
                                    Title: President
                                          ---------------------------------

                                 Enhanced Communications Corporation

                                 By:   /s/ R. Scott Birdwell
                                    ---------------------------------------
                                    Name:  R. Scott Birdwell
                                         ----------------------------------
                                    Title: President
                                          ---------------------------------

                                 Comm/Net Services Corporation

                                 By:   /s/ Gregory A. Somers
                                    ---------------------------------------
                                    Name:  Gregory A. Somers
                                         ----------------------------------
                                    Title: President
                                          ---------------------------------


                                 D. SOMERS:
                                  /s/ Denny D. Somers
                                 -------------------------------------
                                 Denny D. Somers